Exhibit 99.2

The New York Times Company
Terms of 2006 Restricted Stock Unit Awards
Pursuant to the 1991 Executive Stock Incentive Plan

Pursuant to the 1991 Executive Stock Incentive Plan (the “Stock Plan”; terms being used herein as defined in such plan), the 2006 Restricted Stock Unit Awards (the “Awards”) shall be subject to the following terms and conditions:

(a)                                       RESTRICTED STOCK UNITS.  Each Restricted Stock Unit represents the Company’s obligation to deliver to the holder one share of the Company’s Class A common stock (the “Common Stock”) upon the lapse of the restricted period (the “Restricted Period”) described in paragraph (b).  A Participant holding Restricted Stock Units shall have no rights as a stockholder of Common Stock as a result of holding such Restricted Stock Units, including, but not limited to, the right to vote and the right to receive dividends.

(b)                                 RESTRICTED PERIOD.  The Restricted Period shall commence upon the date of grant, and shall continue for such period of time as specified by the Committee in the Resolutions in respect of the Awards.

(c)                                  DIVIDEND EQUIVALENTS.  The Company shall pay to each Participant holding a Restricted Stock Unit an amount, per Restricted Stock Unit held, equal to the amount of any cash dividend declared and paid in respect of one share of Common Stock (subject to any applicable withholding tax).  Payment shall be included in regular employee compensation for the period during which the dividends were paid.

(d)                                 DEATH OR DISABILITY.  If a Participant ceases to be employed by the Company by reason of death or Disability, the Restricted Period covering all Restricted Stock Units held by such Participant under the Stock Plan shall immediately lapse and shares of Common Stock shall be delivered to such Participant in accordance with paragraph (h), provided, however, that to the extent necessary to comply with Section 409A of the Internal Revenue Code, no such delivery shall be made until expiration of the six-month period following the date of Disability.

(e)                                  RETIREMENT.  Unless otherwise specified by the Committee in the Resolutions in respect of the Awards, if a Participant ceases to be employed by the Company by reason of Retirement (as defined in the Stock Plan), whether early or not, the Restricted Period covering all Restricted Stock Units held by such Participant under the Stock Plan shall immediately lapse and shares of Common Stock shall be delivered to such Participant in accordance with paragraph (h), provided, however that to the extent necessary to comply with Section 409A of the Internal Revenue Code, no such delivery shall be made until expiration of the six-month period following the date of such Retirement.

(f)                                    TERMINATION OF EMPLOYMENT.  If a Participant ceases to be employed by the Company other than due to a condition described in Sections (d) or (e) above, all Restricted Stock Units held by such Participant for which the Restricted Period has not lapsed shall expire upon such termination of employment without further action by the Company.  Authorized leave of absence or absence in military service shall constitute employment for the purposes of this Section (f).  Whether absence in government service may constitute employment for the purposes of the Stock Plan shall be conclusively determined by the Committee on a case-by-case basis.

(g)                                 WAIVER OF FORFEITURE PROVISIONS.  The Committee, in its sole and absolute discretion, may waive the forfeiture provisions in respect of all or some of the Restricted Stock Units awarded to a Participant

(h)                                 LAPSE OF RESTRICTED PERIOD.  Upon the lapse of the Restricted Period with respect to any Restricted Stock Unit, the Company shall transfer from treasury shares one share of Common Stock per Restricted Stock Unit to such Participant.  The shares of Common Stock shall not be subject to the restrictions imposed in the Award and shall not be considered Restricted Stock under the Stock Plan.  The Company shall take all appropriate steps to effect the foregoing

(i)                                     WITHHOLDING TAXES.  The Company shall have the right to withhold shares of Common Stock deliverable to a Participant, reduce the number of Restricted Stock Units to satisfy any withholding tax obligation that may arise in connection with an Award or otherwise cause the Participant to satisfy such obligation in a manner consistent with the Stock Plan.  The Company may in certain cases determine to award the Participant a sum sufficient to satisfy such withholding tax (in which case the Company may also award to such Participant a sum sufficient to pay income taxes incurred as a result of such award).